The Westport Funds
                              253 Riverside Avenue
                           Westport, Connecticut 06880

                                                              December 15, 1997

Edmund H. Nicklin, Jr.
Westport Advisers, LLC
253 Riverside Avenue
Westport, Connecticut  06880

Dear Sirs:

         The Westport Funds (the "Trust"), on behalf of its series -- the Westport Fund and the Westport Small Cap Fund -- hereby accepts your offer to purchase 2,500 Class A shares of the Westport Fund shares at a price of $10.00 per share for an aggregate purchase price of $25,000 and 2,500 Class A shares of the Westport Small Cap Fund at a price of $10.00 per share for an aggregate purchase price of $25,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

         Any redemption of these shares of either series by you will be reduced by a pro rata portion of any then unamortized organization expenses of such series. This proration will be calculated by dividing the number of shares of such series to be redeemed by the aggregate number of shares of such series held which represent the initial capital of the Series.

                                          Sincerely,

                                          THE WESTPORT FUNDS


                                          By:      /s/ Ronald H. Oliver
                                              -------------------------------
                                              Name:  Ronald H. Oliver
                                              Title:  Executive Vice President,
                                                        Secretary and Treasurer

Accepted:


By:  /s/ Edmund H. Nicklin, Jr.
   --------------------------------
         Edmund H. Nicklin, Jr.

                               The Westport Funds
                              253 Riverside Avenue
                           Westport, Connecticut 06880

                                                              December 15, 1997

Andrew J. Knuth
Westport Advisers, LLC
253 Riverside Avenue
Westport, Connecticut  06880

Dear Sirs:

         The Westport Funds (the "Trust"), on behalf of its series -- the Westport Fund and the Westport Small Cap Fund -- hereby accepts your offer to purchase 2,500 Class A shares of the Westport Fund shares at a price of $10.00 per share for an aggregate purchase price of $25,000 and 2,500 Class A shares of the Westport Small Cap Fund at a price of $10.00 per share for an aggregate purchase price of $25,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

         Any redemption of these shares of either series by you will be reduced by a pro rata portion of any then unamortized organization expenses of such series. This proration will be calculated by dividing the number of shares of such series to be redeemed by the aggregate number of shares of such series held which represent the initial capital of the Series.

                                             Sincerely,

                                             THE WESTPORT FUNDS


                                             By:  /s/ Edmund H. Nicklin, Jr.
                                                ------------------------------
                                                  Name:  Edmund H. Nicklin, Jr.
                                                  Title:  President

Accepted:


By:  /s/ Andrew J. Knuth
   ---------------------------------
         Andrew J. Knuth